Pricing Supplement dated November 14, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product
Prospectus Supplement dated October 20, 2008)

================================================================================

  [RBC LOGO]                                   $293,000
                            Reverse Convertible Notes due February 19, 2009
                   Linked to the Common Stock of a Single Reference Stock Issuer
                                Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to a Reverse Convertible Notes ("RevCon") offering. The Notes offered hereby are collectively referred to as the "Notes".

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 November 14, 2008

Issuance Date:                November 19, 2008

Valuation Date:               February 13, 2009

Maturity Date:                February 19, 2009

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Reference Stock:

RevCon       Principal  Reference Stock        Initial    Ticker     Annual     Barrier     Monitoring Method       CUSIP
------       ---------  ---------------        -------    ------     ------     -------     -----------------       -----
  No.        Amount                             Share                Coupon      Price
  ---        ------                             -----                ------      -----
                                                Price                 Rate
                                                -----                 ----

   1078      $133,000   Wal-Mart Stores, Inc.   $52.71      WMT      10.00%      $36.90    Close of Trading Day   78008GVW9

   1082      $160,000   JPMorgan Chase & Co.    $34.47      JPM      14.65%      $20.68    Close of Trading Day   78008GWA6

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (Annual Coupon Rate/12)

Coupon Payment Dates:         Each coupon will be paid on the 19th day of each
                              month, unless that day is not a business day, in which case, the coupon will be paid on the following day that is a business day. The final coupon will be paid on the maturity date.

Term:                         Three (3) Months

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
held to maturity):            investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" beginning on page P-5 of this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank
                                    Price to Public              Agent's Commission              of Canada
                                    ---------------              ------------------              ---------
RevCon 1078                               100%                         1.50%                        98.50%
Total                                   $133,000                     $1,995.00                    $131,005.00

RevCon 1082                               100%                         1.25%                        98.75%
Total                                   $160,000                     $2,000.00                    $158,000.00

                         RBC Capital Markets Corporation
                                November 14, 2008

     You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

     You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908002314/
     f101784424b5.txt

     Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

     The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

     The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

     The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                   If the closing market    If the closing market
                                        price of the            price of the
                                      Reference Stock       Reference Stock falls
                                    does not fall below       below the Barrier
                                    the Barrier Price on      Price on any day        Hypothetical     Hypothetical
                                     any day during the          during the             Physical           Cash
                                     Monitoring Period:      Monitoring Period:         Delivery         Delivery
                                                                                       Amount as a      Amount as a
       Hypothetical Final               Hypothetical            Hypothetical            Number of      Percentage of
   Share Price as Percentage        Payment at Maturity     Payment at Maturity       Shares of the         The
              of                      as Percentage of        as Percentage of          Reference        Principal
      Initial Share Price             Principal Amount        Principal Amount            Stock           Amount
      -------------------             ----------------        ----------------            -----           ------
            200.00%                       100.00%                  100.00%                n/a              n/a

            175.00%                       100.00%                  100.00%                n/a              n/a

            150.00%                       100.00%                  100.00%                n/a              n/a

            125.00%                       100.00%                  100.00%                n/a              n/a

            100.00%                       100.00%                  100.00%                n/a              n/a

             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                              Delivery Amount

             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                              Delivery Amount

             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                              Delivery Amount

             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                              Delivery Amount

             79.50%                         n/a               Physical or Cash            10              79.50%
                                                              Delivery Amount

             50.00%                         n/a               Physical or Cash            10              50.00%
                                                              Delivery Amount

             25.00%                         n/a               Physical or Cash            10              25.00%
                                                              Delivery Amount

              0.00%                          n/a              Physical or Cash            10               0.00%
                                                              Delivery Amount

     The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered

Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

     Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and a put option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



     Selected Purchase Considerations

o Market Disruption Events and Adjustments -- The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon No. 1078 (WMT) 78008GVW9: 2.33% of each stated interest payment (10.00% in total) will be treated as an interest payment and 7.67% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 1082 (JPM) 78008GWA6: 2.33% of each stated interest payment (14.65% in total) will be treated as an interest payment and 12.32% of each stated interest payment (14.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stock

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

o Wal-Mart Stores, Inc. (Wal-Mart) operates retail stores in various formats around the world. The Company earns the trust of its customers every day by providing an assortment of merchandise and services at every day low prices
     (EDLP), while fostering a culture that rewards and embraces mutual respect, integrity and diversity. Wal-Mart's operations comprise three business segments: Wal-Mart Stores, Sam's Club and International. Its Wal-Mart Stores segment is the largest segment of the Company's business, accounting for 64% of its net sales, during the fiscal year ended January 31, 2008 (fiscal 2008), and operates stores in three different formats in the United States, as well as Wal-Mart's online retail operations, walmart.com. Its Sam's Club segment consists of membership warehouse clubs in the United States and the segment's online retail operations, samsclub.com. Sam's Club accounted for 11.8% of the Company's net sales during fiscal 2008.

     o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06991.

o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

     o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805 .

Historical Information

The graphs below set forth the historical performance of each Reference Stock. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in these table is for the four quarters of 2005, 2006 and 2007, the first, second and third quarter of 2008, as well as for the period from October 1, 2008 through November 14, 2008. (If no price is provided in a table for a particular period that indicates that the Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of each Reference Stock in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of any Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the market price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will result in any return in addition to your initial investment.

                            Wal-Mart Stores Inc (WMT)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
  Period-Start            Period-End          Reference Stock         Reference Stock           the Reference
      Date                   Date                  in ($)                  in ($)                Stock in ($)
      ----                   ----                  ------                  ------                ------------
    01/01/2005            03/31/2005               54.6                    50.06                    50.11
    04/01/2005            06/30/2005               50.5                    46.2                     48.2
    07/01/2005            09/30/2005               50.69                   42.31                    43.82
    10/01/2005            12/30/2005               50.87                   43.3                     46.8

    01/01/2006            03/31/2006               48.87                   44.52                    47.24
    04/01/2006            06/30/2006               50                      44.99                    48.17
    07/01/2006            09/29/2006               49.95                   42.31                    49.32
    09/30/2006            12/29/2006               52.15                   44.8                     46.18

    01/01/2007            03/30/2007               50.42                   45.06                    46.95
    03/31/2007            06/29/2007               51.44                   46.32                    48.11
    06/30/2007            09/28/2007               49.26                   42.09                    43.65
    09/29/2007            12/31/2007               50.05                   42.5                     47.53

    01/01/2008            03/31/2008               54.15                   43.11                    52.68
    04/01/2008            06/30/2008               59.95                   52.81                    56.2
    07/01/2008            09/30/2008               63.85                   55.34                    59.89
    10/01/2008            11/14/2008               60.3                    47                       52.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day          Low Intra-Day Price        Period-End Closing
      Date                Date               Price of the            of the Reference        Price of the Reference
                                          Reference Stock in            Stock in ($)              Stock in ($)
                                                 ($)
      ----                ----                   ---                    ------------              ------------
   01/01/2005          03/31/2005               39.69                      34.32                       34.6
   04/01/2005          06/30/2005               36.5                       33.35                       35.32
   07/01/2005          09/30/2005               35.95                      33.31                       33.93
   10/01/2005          12/30/2005               40.56                      32.92                       39.69

   01/01/2006          03/31/2006               42.43                      37.88                       41.64
   04/01/2006          06/30/2006               46.8                       39.33                       42
   07/01/2006          09/29/2006               47.49                      40.4                        46.96
   09/30/2006          12/29/2006               49                         45.51                       48.3

   01/01/2007          03/30/2007               51.95                      45.91                       48.38
   03/31/2007          06/29/2007               53.25                      47.7                        48.45
   06/30/2007          09/28/2007               50.48                      42.16                       45.82
   09/29/2007          12/31/2007               48.02                      40.15                       43.65

   01/01/2008          03/31/2008               49.29                      36.01                       42.95
   04/01/2008          06/30/2008               49.95                      33.96                       34.31
   07/01/2008          09/30/2008               49                         29.24                       46.7
   10/01/2008          11/14/2008               50.63                      32.52                       34.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about November 19, 2008, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                    $293,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                 Reverse Convertible Notes due February 19, 2009

          Linked to the Common Stock of a Single Reference Stock Issuer



                                November 14, 2008